As filed with the Securities and Exchange Commission on September 25, 2007

Registration No. 333-142124

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OPSWARE INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3340178
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 Hanover Street

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

2000 Incentive Stock Plan

Employee Stock Purchase Plan

(Full Title of the Plans)

Charles N. Charnas

President and Secretary

Opsware Inc.

3000 Hanover Street

Palo Alto, California 94304

(650) 857-1501

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Paul T. Porrini, Esq.

David K. Ritenour, Esq.

Hewlett-Packard Company

3000 Hanover Street

Palo Alto, California 94304

(650) 857-1501

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offering contemplated by this Registration Statement on Form S-8 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement (the “Post-Effective Amendment”), any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on this 24th day of September, 2007.

OPSWARE INC.

By:	/s/ Charles N. Charnas
Name:	Charles N. Charnas
Title:	President and Secretary